THE SECURITIES REPRESENTED BY THIS NEW NOTE AND THE SECURITIES ISSUABLE UPON ITS EXCHANGE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.

THIS NEW NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED INTERCREDITOR AGREEMENT, DATED AS OF OCTOBER 21, 2003, BY AND AMONG SILICON VALLEY BANK, WARBURG PINCUS PRIVATE EQUITY VIII, L.P., IN ITS CAPACITY AS COLLATERAL AGENT, PROXIM CORPORATION, Proxim Wireless Networks, Inc., WirelessHome Corporation and Proxim International Holdings, Inc. (formerly Western Multiplex International Holdings, Inc.).


                         SENIOR SECURED PROMISSORY NOTE
                         ------------------------------


$8,666,667.00                                                  December 19, 2003


     FOR VALUE RECEIVED, Proxim Corporation, a Delaware corporation (the "Maker" or the "Company"), hereby unconditionally promises to pay to the order of Warburg Pincus Private Equity VIII, L.P. (the "Holder"), having an address at 466 Lexington Avenue, New York, New York, 10017, at such address or at such other place as may be designated in writing by the Holder, or its permitted assigns, the original aggregate principal sum of Eight Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Seven dollars ($8,666,667.00), together with interest from the date hereof on the unpaid principal balance of this New Note (as defined herein) outstanding at a rate equal to twenty-five percent (25%) (computed on the basis of the actual number of days elapsed in a 365-day year) per annum, subject to adjustment as provided below, and continuing on the outstanding principal until this New Note is exchanged pursuant to the terms set forth in the Purchase Agreement (as defined herein) or, indefeasibly and irrevocably, paid in full by the Maker. All payments of principal and interest by the Maker under this New Note, including without limitation amounts payable pursuant to Section 6(b), shall be made in cash in immediately available funds on the Maturity Date (as defined in Section 1 below).

     From and after the Maturity Date, every amount due and owing under this New Note shall automatically, and without action by any party hereto, bear interest at an annual rate five percent (5%) above the interest rate otherwise then in effect (the "Default Interest Rate"). Commencing after the Maturity Date, any accrued but unpaid interest on this New Note shall be payable on demand and shall accrue until the obligation of the Maker with respect to the payment of such interest has been discharged (whether before or after judgment). In no event shall any interest charged, collected or reserved under this New Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Maker, then such excess sum shall be credited by the Holder as a payment of principal.

     1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

     "Amended Notes" shall have the meaning ascribed to such term in the Purchase Agreement.

     "Business Day" shall mean any day except a Saturday or Sunday or day on which banking institutions are legally authorized to close in the City of New York.

     "Call Right" shall have the meaning ascribed to such term in the Purchase Agreement.

     "Change of Control" shall have the meaning ascribed to such term in the Form of Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock, attached as Exhibit D to the Purchase Agreement.

     "Change of Control Premium Payment" shall have the meaning ascribed to such term in Section 6(b) herein.

     "Collateral" shall have the meaning ascribed to such term in the Pledge and Security Agreement.

     "Collateral Agent" shall mean Warburg.

     "Common Stock" shall mean the class A common stock, par value $.01 per share, of the Maker.

     "Default Interest Rate" shall have the meaning ascribed to such term in the second paragraph herein.

     "Event of Default" shall have the meaning ascribed to such term in Section 6(a) herein.

     "Guaranteeing Subsidiaries" shall have the meaning ascribed to such term in the Purchase Agreement.

     "Holder" shall have the meaning ascribed to such term in the first paragraph herein.

     "Incremental Interest" shall have the meaning ascribed to such term in
Section 6(b) herein.

     "Loan Document" shall have the meaning ascribed to such term in the Purchase Agreement.

     "Maker" shall have the meaning ascribed to such term in the first paragraph herein.

     "Material Adverse Change" shall have the meaning ascribed to such term in the Purchase Agreement.

     "Maturity Date" shall mean the earliest of (i) the date on which any Event of Default shall have occurred, (ii) any date on which the Holder shall have demanded payment of this New Note pursuant to Section 6(b) herein and (iii) September 30, 2004.

     "New Note" shall have the meaning ascribed to such term in Section 2 herein.

     "New Notes Obligations" shall have the meaning ascribed to such term in the Pledge and Security Agreement.

     "Notes" shall have the meaning ascribed to such term in the Purchase Agreement.

     "Pledge and Security Agreement" shall mean the Amended and Restated Pledge and Security Agreement, dated as of October 21, 2003, by and among the Maker, the Collateral Agent and the Purchasers (for the purposes of agreeing to and accepting the provisions set forth in Article X and Article XI therein).

     "Preferred Stock" shall mean the shares of Series B Convertible Preferred Stock, par value $.01 per share, of the Maker.

     "Prepayment Notice" shall have the meaning ascribed to such term in Section 4 herein.

     "Pro Rata Percentage" shall mean with respect to the Holder, a percentage equal to a fraction, the numerator of which is the aggregate principal amount of this New Note and the denominator of which is the aggregate principal amount of all of the Notes then outstanding.

     "Purchase Agreement" shall mean the Amended and Restated Securities Purchase Agreement, dated as of October 21, 2003 and as that agreement may be amended from time to time, by and among the Maker and the Purchasers.

     "Purchase Price" shall have the meaning ascribed to such term in the Purchase Agreement.

     "Purchasers" shall have the meaning ascribed to such term in the Purchase Agreement.

     "Required Holders" shall mean the holders of at least a majority of the outstanding aggregate principal amount of the New Notes.

     "Special Meeting" shall have the meaning ascribed to such term in the Purchase Agreement.

     "Special Meeting Proposals" shall have the meaning ascribed to such term in the Purchase Agreement.

     "Stockholder Approval" shall have the meaning ascribed to such term in the Purchase Agreement.

     "Warburg" shall mean Warburg Pincus Private Equity VIII, L.P.

     "Warrants" shall have the meaning ascribed to such term in the Purchase Agreement.

     2. Amended and Restated Securities Purchase Agreement. This Senior Secured Promissory Note (this "New Note") is one of the several Notes (including both subordinated and senior secured promissory notes) of the Maker issued pursuant to the Purchase Agreement. This New Note is subject to the terms and conditions of, and entitled to the benefit of, the provisions of the Purchase Agreement. This New Note is transferable and assignable to any person to whom such transfer is permissible under applicable law. The Maker agrees to issue from time to time a replacement New Note in the form hereof to facilitate such transfers and assignments. In addition, after delivery of an indemnity in form and substance satisfactory to the Maker, the Maker also agrees to issue a replacement New Note if this New Note is lost, stolen, mutilated or destroyed.

     3. Security. As collateral for the satisfaction of and payment in full of the Maker's New Notes Obligations, including the repayment in full of the principal of premium, if any, and interest (including Incremental Interest, if any) on this New Note, and all costs of enforcement hereof and thereof, the Maker has granted to the Holder, pursuant to the Pledge and Security Agreement and any intellectual property security agreement executed by the Maker and the Collateral Agent, security interests in the Collateral. As further set forth in the Pledge and Security Agreement, the security interests created thereunder are continuing security interests and shall remain in effect until the earlier of
(i) the indefeasible payment in full of the New Notes Obligations and (ii) the date this New Note is exchanged for shares of Preferred Stock pursuant to the Purchase Agreement.

     4. Payments. This New Note may be prepaid in whole or in part at any time or from time to time without premium or penalty after, and only after, the date the Maker's stockholders vote on the Special Meeting Proposals at the Special Meeting, provided, however, that any partial prepayments pursuant to this
Section 4 shall be made in an aggregate amount of not less than twenty-five percent (25%) of the aggregate principal amount of the New Notes issuable pursuant to Section 2.3 of the Purchase Agreement (or such lesser aggregate principal amount as remains outstanding at the time of prepayment) and any such prepayment must be made on a pro rata basis to all holders of New Notes then outstanding; provided, further, that an Event of Default shall not have occurred prior to the date of prepayment by the Company; provided, further, that the Company shall provide written notice to the Holder setting forth the date of such prepayment (the "Prepayment Notice"), which date shall be at least 10 Business Days from the date of receipt by the Holder of the Prepayment Notice, with the presumption that the Prepayment Notice is received by the Holder within three Business Days of the date of delivery. The Holder may exchange this New Note for shares of Preferred Stock in accordance with the terms set forth in Section 5.13 of the Purchase Agreement at any time prior to the prepayment date specified in the Prepayment Notice. Any voluntary prepayment of this New Note shall be applied first to the payment of interest (including Incremental Interest, if any) accrued and unpaid on this New Note and second to the payment of principal. All payments by the Maker under this New Note shall be made without set-off, defense or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law. The principal balance and all accrued but unpaid interest (including Incremental Interest, if any) on this New Note shall be paid in full on the Maturity Date.

     5. Waiver. No delay or omission on the part of the Holder in exercising any right under this New Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Maker hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this New Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this New Note.

     6. Event of Default.

     (a) The Maker agrees that:

     (i) upon the failure to pay when due the principal balance and accrued interest (including Incremental Interest, if any) hereunder;

     (ii) if the Maker shall fail or omit to perform, observe or satisfy any agreement, covenant or other provision contained or referred to in Section 5.11(a)(i), 5.11(b) (as to corporate existence) or 5.12 of the Purchase Agreement;

     (iii) if the Maker shall fail or omit to perform, observe or satisfy any agreement, covenant or other provision (other than those referred to in Section 6(a)(i) or 6(a)(ii) herein) contained or referred to in any other Section of this New Note or any other Loan Document and such failure shall not have been fully corrected within 10 days after the Maker's receipt from the Holder of written notice that the specified possible default is to be remedied or ten days after the Maker shall become aware thereof or if the failure cannot be cured within 10 days after the Maker's attempts in such 10-day period, and the failure may be cured within a reasonable time, then the Maker shall have an additional period of not more than 10 days to attempt to cure the failure;

     (iv) if any representation, warranty or statement made by the Maker in or pursuant to this New Note or any other Loan Document shall be false or incorrect in any material respect when made;

     (v) if the Maker or any Guaranteeing Subsidiary (1) commences any voluntary proceeding under any provision of Title 11 of the United States Code, as now or hereafter amended, or commences any other proceeding, under any law, now or hereafter in force, relating to bankruptcy, insolvency, reorganization, liquidation, or otherwise to the relief of debtors or the readjustment of indebtedness, (2) makes any assignment for the benefit of creditors or a composition or similar arrangement with such creditors, or (3) appoints a receiver, trustee or similar judicial officer or agent to take charge of or liquidate any of its property or assets or upon the commencement against the Maker or any Guaranteeing Subsidiary of any involuntary proceeding of the kind described in this paragraph;

     (vi) upon the acceleration of any other indebtedness of the Maker for borrowed money that has an outstanding principal amount in excess of $1,000,000;

     (vii) upon the rendering of a judgment or judgments against the Maker or any of its subsidiaries involving an amount in excess of $4,000,000 and such judgment or judgments shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof;

     (viii) subject to Section 6(b)(ii), upon a Change of Control;

     (ix) if prior to the Special Meeting, the Maker shall issue, or agree to issue, in a transaction exempt from registration under the Act shares of Common Stock, or Common Stock equivalents, in an amount in excess of 15% of the shares of Common Stock then outstanding, other than pursuant to the Purchase Agreement;

     (x) upon the occurrence and during the continuance of a Material Adverse Change;

     (xi) if any lien created by the Loan Documents shall cease to be effective;

     (xii) if the Maker's Board of Directors or a special committee thereof withdraws or adversely modifies its recommendation relating to the Special Meeting Proposals in accordance with Section 5.7 of the Purchase Agreement; or

     (xiii) if any Event of Default has occurred under the Amended Notes,

     (any of (i) through (xiii), an "Event of Default"), then upon the occurrence of any such Event of Default all unpaid principal and accrued interest (including Incremental Interest, if any) under this New Note shall become immediately due and payable (A) upon election of the Required Holders, with respect to (i) through (iv) and (vi) through (xiii), and (B) automatically, with respect to (v), in each case without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Maker.

     (b) In addition to the remedies set forth in Section 6(a) above: (i) if at any time prior to receipt of Stockholder Approval, but other than in connection with a Change of Control, the Maker's Board of Directors withdraws or adversely modifies its recommendation relating to the Special Meeting Proposals, the Maker shall pay to the Holder in immediately available funds, in addition to any other amounts, whether principal or interest, due hereon, incremental interest as liquidated damages in an amount in cash equal to the Holder's Pro Rata Percentage of three and one-third percent (3 1/3%) of the aggregate outstanding principal on all of the outstanding Notes ("Incremental Interest"), payable within two Business Days of such withdrawal or modification; and (ii) upon the occurrence of a Change of Control, at the option of the Holder, one hundred fifty percent (150%) of all unpaid principal and accrued but unpaid interest under this New Note shall become immediately due and payable upon demand by the Holder and presentment by the Holder of this New Note to the Maker (the "Change of Control Premium Payment"), provided, however, that in no event shall the portion of the Change of Control Premium Payment attributable to the aggregate accrued but unpaid interest under the Notes exceed Ten Million Dollars ($10,000,000) in connection with this Section 6(b)(ii).

     (c) As further set forth in the Pledge and Security Agreement, and in addition to the remedies set forth in Section 6(a) and Section 6(b) above, upon the occurrence of an Event of Default, the Collateral Agent shall have all the rights and remedies as a secured party under the Uniform Commercial Code of the State of New York.

     7. Additional Remedies Upon Default. Subject to the last paragraph of
Section 6(a) hereof, upon an Event of Default hereunder, and during the continuation thereof, and subject to the provisions of the Loan Documents, the Holder may exercise any other right, power or remedy as may be provided herein or in any other Loan Document or as may be provided at law or in equity, including, without limitation, the right to recover judgment against the Maker for any amount due either before, during or after any proceedings for the enforcement of any of the Collateral or any realization upon any of the foregoing.

     8. Amendment. None of the terms or provisions of this New Note may be excluded, modified or amended except by a written instrument duly executed by the Holder and the Maker expressly referring to this New Note and setting forth the provision so excluded, modified or amended.

     9. Costs. If action is instituted to collect on this New Note, the Maker promises to pay all costs and expenses, including reasonable attorney's fees, incurred in connection with such action.

     10. Governing Law. This New Note shall be governed by, and construed in accordance with, the laws of the State of New York.

     11. Notices. All notices hereunder shall be given in writing and shall be deemed delivered when received by the other party hereto at the address set forth in the Purchase Agreement or at such other address as may be specified by such party from time to time in accordance with the Purchase Agreement.

                  [Remainder of Page Intentionally Left Blank]

     This New Note shall be binding upon the successors or assigns of the Maker and shall inure to the benefit of the successors and assigns of the Holder.

                                        PROXIM CORPORATION

                                        By: /s/ Franco Plastina
                                            Name:   Franco Plastina
                                            Title:  President and Chief
                                                    Executive Officer


                            [New Note Signature Page]